EXHIBIT 32.1
SECTION 1350 CERTIFICATION*
     In connection with the Annual Report of R. G. Barry Corporation (the “Corporation”) on Form 10-K for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Greg A. Tunney, President and Chief Executive Officer of the Corporation, and Daniel D. Viren, Senior Vice President-Finance, Chief Financial Officer and Secretary of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

By:	/s/ Greg A. Tunney * Greg A. Tunney	By:	/s/ Daniel D. Viren * Daniel D. Viren
	President and Chief Executive Officer		Senior Vice President—Finance,
	(Principal Executive Officer)		Chief Financial Officer and Secretary
(Principal Financial Officer)

	Date: September 21, 2007		Date: September 21, 2007

*	This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this certification by reference.